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                                                                   EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of GenVec, Inc. of our reports dated January 21, 2003 relating to the financial statements of Diacrin, Inc., and dated January 26, 2001 relating to the financial statements of Diacrin/Genzyme LLC, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and Selected Financial Data" in such Registration Statements.




/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 23, 2003